Exhibit 32.1

WRITTEN STATEMENT OF MICHAEL S. GILLILAND

On this day, Sabre Holdings Corporation (the “Company”) filed with the Securities and Exchange Commission an Annual Report on Form 10-K for the period ending December 31, 2006 (the “Report”).

This written statement accompanied the Report.

I, Michael S. Gilliland, the Chief Executive Officer of the Company, hereby certify that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL S. GILLILAND
President and Chief Executive Officer
February 23, 2007